Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-24123, 333-32315, 333-93565, 333-62431, 333-44414, 333-63526, 333-143854 and 333-204619) on Form S-8 of Astro-Med, Inc. of our report dated April 8, 2016, related to our audit of the consolidated financial statements and the financial statement schedule, which appear in this Annual Report on Form 10-K for the year ended January 31, 2016.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

April 8, 2016